                                                                    EXHIBIT 99.1


                                                    CONTACT: RICHARD T. MARABITO
                                                         CHIEF FINANCIAL OFFICER
NEWS                                                   TELEPHONE: (216) 292-3800
RELEASE                                                      FAX: (216) 292-3974


                      OLYMPIC STEEL REPORTS RECORD RESULTS
                      FOR 2004 FOURTH QUARTER AND FULL YEAR


         Cleveland, Ohio -- (February 22, 2005) Olympic Steel, Inc., (Nasdaq:
ZEUS), a national steel service center, today announced record sales and earnings results for the fourth quarter and the year ended December 31, 2004.

         Net sales for the fourth quarter of 2004 increased 87.1% to $240.2 million from $128.4 million in the fourth quarter a year ago. Tons sold decreased 8.8% to 303 thousand from 332 thousand in the fourth quarter of 2003. Fourth quarter 2004 net income totaled $12.2 million, or $1.17 per diluted share, compared to a net loss of $2.1 million, or $(0.22) per diluted share for last year's fourth quarter. Fourth quarter results were impacted by $(.03) per share for an increase in the Company's bad debt reserve for a Tier 1 automotive supplier's bankruptcy filing in early February 2005.

         Annual 2004 net sales increased 89.2% to $894.2 million from $472.5 million in the prior year. Tons sold increased 14.7% to 1.36 million from 1.18 million in 2003. Net income for 2004 was $60.1 million or $5.88 per diluted share, compared to a net loss of $3.3 million, or $(0.34) per diluted share in 2003.

         "We are pleased to report record net sales and earnings," stated Michael D. Siegal, Chairman and Chief Executive Officer. "Our tons sold in the fourth quarter were lower, particularly to the service center sector, as a result of higher inventories in that spot market sector. We expect this inventory overhang to diminish during the first quarter of 2005, as imports are decreasing and end use consumers of steel have remained extremely busy."

         "We are also pleased that our strong balance sheet and cash management efforts resulted in a small reduction of debt during 2004, while our working capital employed increased by $78 million. In addition, we are highly confident that the extraordinary effort by many will have Olympic Steel in full 404 Sarbanes-Oxley compliance."

         "With continuing strong end use demand, high steel-making raw material and energy costs, and a weak U.S. dollar, our outlook remains favorable for 2005. We are optimistic about our ability to meet our customers' anticipated increased needs for steel and value added services. We will install two new laser-processing machines in Cleveland during the first quarter of 2005, and two others in our Central Region later this year," concluded Mr. Siegal.

         Founded in 1954, Olympic Steel is a leading U.S. steel service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel products. Headquartered in Cleveland, Ohio, the Company operates 12 facilities and participates in two joint ventures. For further information, visit the Company's web site at http://www.olysteel.com.

         It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: general and global business, economic and political conditions; competitive factors such as the availability and pricing of steel and fluctuations in customer demand; the ability of customers to maintain their credit availability in periods of escalating steel prices; layoffs or work stoppages by the Company's suppliers', or customers' personnel; equipment installation delays or malfunctions; the successes of the Company's efforts and initiatives to increase sales volumes, improve cash flows and reduce debt, maintain or improve inventory turns, and reduce costs; the successes of the Company's joint ventures; and customer, supplier, and competitor consolidation or insolvency. Please refer to the Company's Securities and Exchange Commission filings for further information.

                                  OLYMPICSTEEL
                         SELECTED FINANCIAL INFORMATION

                (in thousands, except per share data and ratios)


                                                  THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                      DECEMBER 31,                         DECEMBER 31,
                                             -------------------------------      -------------------------------
                                                 2004              2003               2004              2003
                                             -------------     -------------      -------------     -------------
SUMMARY RESULTS OF OPERATIONS:                         (unaudited)                           (audited)
Net sales                                    $     240,209     $     128,417      $     894,157     $     472,548

Operating income (loss)                             20,644            (1,850)           102,807               166

Income (loss) before income taxes                   20,014            (3,241)            98,893            (5,001)
                                             -------------     -------------      -------------     -------------

Net income (loss)                            $      12,159     $      (2,112)     $      60,078     $      (3,260)
                                             =============     =============      =============     =============

Earnings per share:

   Net income (loss) per share - basic       $        1.22     $       (0.22)     $        6.12     $       (0.34)

   Net income (loss) per share - diluted     $        1.17     $       (0.22)     $        5.88     $       (0.34)

                                                      DECEMBER 31,
                                             -------------------------------
                                                 2004              2003
                                             -------------     -------------
SUMMARY BALANCE SHEET DATA:                            (audited)
Accounts receivable, net                     $      93,336     $      56,501

Inventories                                        186,124            92,775

Net property and equipment                          83,571            89,782

Total assets                                       374,146           249,002

Current liabilities                                 95,688            42,574

Total debt                                          96,022            97,797

Shareholders' equity                               176,525           112,236

Shareholders' equity per share                       17.58             11.63

Debt-to-equity ratio                              .54 to 1          .87 to 1

                                                    TWELVE MONTHS ENDED
                                                        DECEMBER 31,
                                             -------------------------------
                                                 2004               2003
                                             -------------     -------------
OTHER DATA:                                             (audited)
Capital expenditures                         $       2,029     $         836

EBITDA (a)                                         111,503             8,487

(a) Defined as operating income plus depreciation plus an asset impairment charge in 2004.


           IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL
            SALES OR EARNINGS PROJECTIONS FOR EXTERNAL USE AND NOT TO
               ENDORSE ANY ANALYST'S SALES OR EARNINGS ESTIMATES.

                                  OLYMPICSTEEL
                              RESULTS OF OPERATIONS

                (in thousands, except per share and tonnage data)


                                                   THREE MONTHS ENDED DECEMBER 31,            TWELVE MONTHS ENDED DECEMBER 31,
                                                --------------------------------------     ---------------------------------------
                                                      2004                 2003                  2004                  2003
                                                -----------------   ------------------     -----------------     -----------------
                                                           (audited)                                   (audited)
Tons sold
   Direct                                          264,766             279,859              1,170,932              996,609
   Toll                                             37,747              52,001                184,224              184,659
                                                ----------          ----------             ----------            ---------

                                                   302,513             331,860              1,355,156            1,181,268
   % change                                          (8.8%)              29.3%                  14.7%                 2.0%

Net sales                                         $240,209            $128,417              $ 894,157             $472,548
   % change                                          87.1%               15.7%                  89.2%                 2.9%

Cost of materials sold                             187,418             101,430                651,787              372,692
                                                ----------          ----------             ----------            ---------

   Gross profit                                     52,791   22.0%      26,987    21.0%       242,370   27.1%       99,856    21.1%

Operating expenses

   Warehouse and processing                         10,131    4.2%       8,920     6.9%        42,582    4.8%       33,127     7.0%
   Administrative and general                       10,080    4.2%       5,644     4.4%        44,820    5.0%       22,901     4.8%
   Distribution                                      4,511    1.9%       4,573     3.6%        18,775    2.1%       16,538     3.5%
   Selling                                           4,381    1.8%       6,666     5.2%        19,792    2.2%       14,867     3.1%
   Occupancy                                           981    0.4%         960     0.7%         4,898    0.5%        3,936     0.8%
   Depreciation                                      2,063    0.9%       2,074     1.6%         8,209    0.9%        8,321     1.8%
   Asset impairment charge                              --    0.0%          --     0.0%           487    0.1%           --     0.0%
                                                ----------          ----------             ----------            ---------

      Total operating expenses                      32,147   13.4%      28,837    22.5%       139,563   15.6%       99,690    21.1%
                                                ----------          ----------             ----------            ---------

   Operating income (loss)                          20,644    8.6%      (1,850)   (1.4%)      102,807   11.5%          166     0.0%

Income (loss) from joint ventures                      511                (358)                   741               (1,012)
                                                ----------          ----------             ----------            ---------

   Income (loss) before financing
     costs and income taxes                         21,155              (2,208)               103,548                 (846)

Interest and other expense on debt                   1,141    0.5%       1,033     0.8%         4,655    0.5%        4,155     0.9%
                                                ----------          ----------             ----------            ---------

   Income (loss) before income taxes                20,014    8.3%      (3,241)   (2.5%)       98,893   11.1%       (5,001)   (1.1%)

Income tax provision (benefit)                       7,855   39.2%      (1,129)   34.8%        38,815   39.2%       (1,741)   34.8%
                                                ----------          ----------             ----------            ---------

Net income (loss)                               $   12,159          $   (2,112)            $   60,078            $  (3,260)
                                                ==========          ==========             ==========            =========

Earnings per share:

   Net income (loss) per share - basic          $     1.22          $    (0.22)            $     6.12            $   (0.34)
                                                ==========          ==========             ==========            =========

   Weighted average shares outstanding - basic       9,997               9,648                  9,816                9,646
                                                ==========          ==========             ==========            =========

   Net income (loss) per share - diluted        $     1.17          $    (0.22)            $     5.88            $   (0.34)
                                                ==========          ==========             ==========            =========

Weighted average shares outstanding - diluted       10,394               9,648                 10,222                9,646
                                                ==========          ==========             ==========            =========



           IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL
            SALES OR EARNINGS PROJECTIONS FOR EXTERNAL USE AND NOT TO
               ENDORSE ANY ANALYST'S SALES OR EARNINGS ESTIMATES.